Exhibit 10.6

LEASE

RREEF AMERICA REIT II CORP. FFF,

a Maryland corporation,

Landlord,

and

ELLIPSE TECHNOLOGIES, INC.,

a Delaware corporation,

Tenant

i

24.	SALE BY LANDLORD	32

25.	ESTOPPEL CERTIFICATES	32

26.	SURRENDER OF PREMISES	33

27.	NOTICES	34

28.	TAXES PAYABLE BY TENANT	34

29.	[INTENTIONALLY OMITTED]	35

30.	PARKING	35

31.	DEFINED TERMS AND HEADINGS	36

32.	AUTHORITY	37

33.	FINANCIAL STATEMENTS AND CREDIT REPORTS	38

34.	COMMISSIONS	38

35.	TIME AND APPLICABLE LAW	38

36.	SUCCESSORS AND ASSIGNS	38

37.	ENTIRE AGREEMENT	38

38.	EXAMINATION NOT OPTION	38

39.	RECORDATION	39

40.	OPTION TO RENEW	39

41.	RIGHT OF FIRST OFFER	41

42.	ROOF SPACE FOR DISH/ANTENNA	43

43.	SECURITY SYSTEM	46

44.	PREMISES AND DIRECTORY SIGNAGE	47

45.	BUILDING SIGNAGE	47

46.	MEDICAL WASTE	48

47.	LETTER OF CREDIT	50

48.	SUPPLEMENTAL HVAC UNIT	53

49.	PERSONAL PROPERTY	54

50.	CONTINGENCY	54

51.	LIMITATION OF LIABILITY	54

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – FORM OF EARLY POSSESSION AGREEMENT

EXHIBIT F – FORM OF LETTER OF CREDIT

EXHIBIT G – LOCATION OF LIGHT ASSEMBLY AND FABRICATION AREA

EXHIBIT H – LIST OF APPROVED MACHINERY

EXHIBIT I – HAZARDOUS MATERIALS QUESTIONNAIRE

EXHIBIT J – SUITE 100 REQUIRED RESTORATION CONFIGURATION

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GROSS (BY) OFFICE LEASE

REFERENCE PAGES

BUILDING:	The Summit 101 Enterprise Aliso Viejo, California 92656 The Building is located within the 2-building project consisting of 95 and 101 Enterprise, Aliso Viejo, California 92656 (the “Project”).

LANDLORD:	RREEF AMERICA REIT II CORP. FFF, a Maryland corporation

LANDLORD’S ADDRESS:

RREEF America REIT II Corp. FFF

c/o RREEF Real Estate

535 Anton Boulevard, Suite 200

Costa Mesa, California 92626

Attn: Asset Manager

with a copy to:

RREEF America REIT II Corp. FFF

c/o Transwestern

Summit Office Campus

95 Enterprise, Suite 380

Aliso Viejo, California 92656

Attn: Property Manager

and a copy to:

Transwestern

601 S. Figueroa Street, Suite 2750

Los Angeles, California 90017

Attn: David W. Rock

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	RREEF America REIT II Corp. FFF Summit Office Campus P.O. Box 6236 Hicksville, New York 11802

LEASE REFERENCE DATE:	January 15, 2015

TENANT:	ELLIPSE TECHNOLOGIES, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:

The Premises

with a copy to:

Ellipse Technologies, Inc.

13900 Alton Parkway, Suite 123

Irvine, California 92618

and a copy to:

Ellipse Technologies, Inc.

c/o Cresa Orange County

610 Newport Center Drive, Suite 500

Newport Beach, California 92660

Attn: Lindsay Nicholas

If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

(b) Prior to beginning of Term (if different):	Ellipse Technologies, Inc. 13900 Alton Parkway, Suite 123 Irvine, California 92618

PREMISES ADDRESS:	101 Enterprise, Suites 100 and 200 Aliso Viejo, California 92656

PREMISES RENTABLE AREA:	Approximately 52,741 sq. ft., comprised of (i) approximately 25,073 sq. ft. commonly known as Suite 100; and approximately 27,668 sq. ft. commonly known as Suite 200 (for outline of Premises see Exhibit A)

COMMENCEMENT DATE:	March 1, 2015

TERM OF LEASE:	Sixty-seven (67) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	September 30, 2020

v

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
3/1/2015	2/29/2016	52,741	$28.20	$1,487,296.20	$123,941.35	*
3/1/2016	2/28/2017	52,741	$29.16	$1,537,927.56	$128,160.63
3/1/2017	2/28/2018	52,741	$30.24	$1,594,887.84	$132,907.32
3/1/2018	2/28/2019	52,741	$31.32	$1,651,848.12	$137,654.01
3/1/2019	2/29/2020	52,741	$32.40	$1,708,808.40	$142,400.70
3/1/2020	9/30/2020	52,741	$33.48	$1,765,768.68	$147,147.39

*	Monthly Installment of Rent for the period commencing March 1, 2015 and continuing through September 30, 2015 is subject to abatement pursuant to Section 3.3 of the Lease.

BASE YEAR (EXPENSES):	2015

BASE YEAR (TAXES):	2015

BASE YEAR (INSURANCE):	2015

TENANT’S PROPORTIONATE SHARE:	Expenses and Insurance: 65.64% of the Building Taxes: 31.20% of the Project

SECURITY DEPOSIT:	$161,862.13

LETTER OF CREDIT:	$1,500,000.00, subject to the terms of Section 47.10 of the Lease

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

AFTER-HOURS HVAC COST:	$45.00 per hour, subject to change pursuant to Article 13 of this Lease

PARKING:	Two hundred eleven (211) passes at no monthly parking charge during the initial Term (See Article 30 on Parking)

REAL ESTATE BROKERS:	Stream Realty Partners, L.P., representing Landlord, and Cresa Orange County, representing Tenant

TENANT’S NAICS CODE:	339112

BUILDING BUSINESS HOURS:	Monday through Friday, 7.00 a.m. to 7.00 p.m. and Saturday 8.00 a.m. to 2.00 p.m. (excepting holidays)

AMORTIZATION RATE:	8%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through J, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		ELLIPSE TECHNOLOGIES, INC.,
a Maryland corporation		a Delaware corporation

By:	/s/ Scott Davis	By:	/s/ Ed Roschak

Name:	Scott Davis	Name:	Ed Roschak

Title:	Vice President	Title:	CEO

Dated:	1/21/15	Dated:	1/20/15

		By:	/s/ J.T. Koning

		Name:	J.T. Koning

Title:

		Dated:	20 Jan 2015

		By:	/s/ Mike Moeller

		Name:	Mike Moeller

Title:

		Dated:	1/20/15

LEASE

By this Lease Landlord leases Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The first floor of the Premises is to be used solely for research and development, light assembly and fabrication of medical devices and general office purposes. Tenant acknowledges and agrees that any such light assembly and fabrication shall only be performed in the locations shown on Exhibit G attached hereto using the machinery (the “Approved Machinery”) listed on Exhibit H attached hereto. Tenant further acknowledges and agrees that any other machinery used in the Premises shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld so long as such machinery is similar in kind (as reasonably determined by Landlord) to the Approved Machinery. In no event shall the second floor of the Premises be used for any purpose that produces vibration and/or excessive noise (as determined by Landlord in its reasonable discretion) that is detectable outside of the Premises. Without limiting the generality of the foregoing, in no event shall the Approved Machinery be used on the second floor of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of the other tenants or occupants of the Building or injure, annoy, or unreasonably disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. If, in Landlord’s reasonable determination, Tenant’s use of the Premises produces vibration or excessive notice that unreasonably disturbs Landlord and/or any other tenants or occupants of the Building or causes other unreasonable problems for other tenants or occupants of the Building and/or Landlord, then Landlord may, at its election, (i) require Tenant to install additional reasonably appropriate sound/vibration proofing in the Premises (provided, however, that Tenant shall cease all such excessive noise and/or vibration until such additional sound/vibration proofing is installed), or (ii) if Tenant refuses or is unable to install such sound/vibration proofing and remedy the excessive noise and/or vibration, terminate Tenant’s right to use the Premises for the uses described in this Section 1.1 above (other than general office, research and development and administrative use). For purposes of the foregoing sentence, the additional sound/vibration proofing shall be deemed to be “unreasonably appropriate sound/vibration proofing” if noise and/or vibrations emanate from the Premises and such noise and/or vibration annoys or disturbs Landlord and/or any other tenants and or occupants of the Building and or the Project. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall operate and maintain the Premises in such a manner that no odors, fumes, vapors or gases of any kind shall be released into the Building. Tenant shall, at Tenant’s sole cost and expense, (i) operate the heating, ventilation and air conditioning system, including the special exhaust systems, under negative pressure, (ii) seal any openings in the demising walls of the Premises, and (iii) provide a continuous waterproof base (with seamless vinyl flooring and as otherwise reasonably determined by Landlord) in all areas in which machinery is located in the Premises. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Nothing herein shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Regulations with respect to the common areas, unless such compliance relates to the common areas on any floor on which the Premises are located and arises directly out of the performance of alterations, additions, repairs or other work by or on behalf of Tenant in the Premises, the acts or omissions of Tenant or any Tenant Entity or Tenant’s specific use of the Premises for purposes other than general office use. In addition, nothing herein shall require Tenant, with respect to the common areas or the Premises, to comply with Regulations which require alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire life safety systems on a Building wide basis without reference to the particular use of Tenant (other than general office use), the acts or omissions of Tenant or any Tenant Entity, or any alterations, additions or improvements performed by or on behalf of Tenant. As of the date hereof, to Landlord’s actual knowledge, Landlord has not received written notice from any governmental agencies that the Building is in violation of any governmental laws, ordinances and regulations. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of the property manager for the Building at the time of execution of the Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries, it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of (collectively, “Use”) in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, (A) Tenant may Use Hazardous Materials in the Premises, subject to the additional terms and conditions set forth on Exhibit I (Hazardous Materials) attached hereto and incorporated herein by this reference, and (B) Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Tenant shall not be liable for any cost of expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises or the Building prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Entity or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any Tenant Entity. For purposes of this Article 1, Tenant, not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s reasonable rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to ensure that the number and type of parking passes set forth on the Reference Pages of this Lease are available for Tenant’s use. Pursuant to Civil Code Section 1938, Landlord states that, as of the Lease Reference Date, the Premises has not undergone inspection by a “Certified Access Specialist” (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages as the Commencement Date, and shall terminate on the date (“Termination Date”) as shown on the Reference Pages as the Termination Date, unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of the acts or omissions of Tenant or any Tenant Entity. Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Commencement Date set forth on the Reference Pages shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date, the Termination Date and all other dates triggered by the Commencement Date (including, without limitation, the date on which Abated Monthly Installment of Rent, as described in Section 3.3 below, commences) shall be postponed until the date that Landlord delivers possession of the Premises to Tenant unless such delay is caused by the acts or omissions of Tenant or any Tenant Entities. If any delay is the result of the acts or omissions of Tenant or any Tenant Entities, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, the Letter of Credit and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises as of the date that is one (1) business day following the date that Landlord regains physical and legal possession of the Premises, at Tenant’s sole risk, solely for the purpose of performing the Initial Alterations and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any above-standard utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

2.4 Notwithstanding any of the foregoing to the contrary, so long as this Lease is fully executed and Tenant has tendered to Landlord all required prepaid rent, the Security Deposit, the Letter of Credit and required certificates of Tenant’s insurance coverages, if Landlord has not delivered possession of the Premises on or before March 31, 2015 (the “Outside Delivery Date”), then Tenant, as its sole and exclusive remedy, shall have the option to terminate this Lease exercisable by giving written notice to Landlord on or before the earlier to occur of: (i) three (3) business days after the end of such period; or (ii) the date on which Landlord delivers possession of the Premises to Tenant. Landlord and Tenant acknowledge and agree that: (i) the determination of the Outside Delivery Date shall take into consideration the effect of any delays caused by the acts or omissions of Tenant or any Tenant Entity; and (ii) the Outside Delivery Date shall be postponed by the number of days the Outside Delivery Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the eighth’s full month’s rent (subject to the Abated Monthly Installment of Rent as described in Section 3.3 below) shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset (except as otherwise expressly provided in this Lease) and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If more than one (1) Event of Default occurs in any twelve (12) month period during the Term, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within twenty (20) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that Tenant shall be entitled to a grace period of five (5) days for the first late payment in a calendar year. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Notwithstanding anything in this Lease to the contrary, so long as there exists no Event of Default by Tenant under this Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of $123,941.35 for the period commencing March 1, 2015 and continuing through September 30, 2015 (the “Rent Abatement Period”). The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal $867,589.45 (the “Abated Monthly Installment of Rent”). If Tenant defaults under this Lease at any time during the Term (as the same may be extended) and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and energy for the Building: waste disposal; recycling costs; the cost of janitorial services, the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided that such management fees for the Building (expressed as a percentage of gross receipts for the Building) shall not exceed in the aggregate five percent (5%) of such gross receipts for the Building); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, provided that Landlord, based on expert third party advice, believes that such improvements will reduce operating expense costs; (ii) the cost of fire sprinklers and suppression systems and other life safety systems or enhance the environmental sustainability of the Property’s operations; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by

Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Expenses in accordance with the methodology used to extrapolate Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located. If during any calendar year of the Term after the Base Year a line item category is included in Expenses or Insurance Costs that was not included in the Base Year ( a “New Line Item”), Expenses or Insurance Costs (as the case may be) for the Base Year shall be increased by an amount that would have been payable for such New Line Item in the Base Year had such New Line Item been included in the Base Year, as reasonably determined by Landlord (and, in the event that the New Line Item is initially incurred for only a partial calendar year, the cost of such New Line Item shall be grossed up to represent a full calendar year for both the Base Year and the calendar year in which the New Line Item first is incurred) and, following the expiration of the calendar year during which the New Line Item initially occurs. Tenant shall be liable for Tenant’s Proportionate Share of increases in Expenses or Insurance Costs (as the case may be) over the adjusted amount of the Base Year; provided, however that any Expenses or Insurance Costs (as the case may be) that are renamed or recategorized (by applicable Regulations or otherwise) of that otherwise in substance were included in the Base Year shall not be included in or treated as a New Line Item for purposes of this Section. Notwithstanding the foregoing, in no event shall Expenses or Insurance Costs for any calendar year following the Base Year but preceding the calendar year in which the New Line Item occurs be retroactively adjusted as a result of such increase in the Expenses or Insurance Costs (as the case may be) for the Base Year, and in no event shall Tenant be entitled to a credit as a result of such increase. Except with respect to the amortized amounts of any capital expenditures and tax payments in installments as permitted by this Lease, and/or adjustments to account for any tax appeals, in no event shall Landlord be entitled to a reimbursement from tenants for Expenses in excess of one hundred percent (100%) of the costs actually paid or incurred by Landlord in any applicable calendar year. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building of equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(c)	Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(d)	Attorney’s fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord of the Building.

(e)	Any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leasable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general.

(f)	Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the monthly installment of rent or additional rent payable under the lease with such tenant.

(g)	The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)	Except as specifically provided in Section 4.1.2, any capital improvement costs.

(i)	Advertising and promotional expenditures.

(j)	The cost of complying with any Regulations in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Regulations on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(k)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(l)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

(m)	The cost of operating any commercial concession which is operated by Landlord at the Building.

(n)	Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date of this Lease in or about the Building, common areas or project except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building; provided, however, notwithstanding the foregoing, Expenses shall include the cost of Landlord’s environmental audit.

(o)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; provided that Landlord shall use commercially reasonable efforts to recover such costs.

(p)	All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(q)	Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Building, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

(r)	Landlord’s charitable and political contributions.

(s)	Depreciation: principal payments of mortgage and other non operating debts of Landlord.

(t)	All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.

Notwithstanding the foregoing, for purposes of computing Tenant’s Proportionate Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than five percent (5%) per calendar year on a compounding and cumulative basis over the course of the initial Term. In other words, Controllable Expenses for the first calendar year after the Base Year shall not exceed one hundred five percent (105%) of the Controllable Expenses for the Base Year. Controllable Expenses for the second calendar year after the Base Year shall not exceed one hundred five percent (105%) of the limit on Controllable Expenses for the first calendar year after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the Base Year, then Controllable Expenses for the first calendar year following the Base Year shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the second calendar year following the Base year shall not exceed $11.03 per rentable square foot. “Controllable Expenses” shall mean all Expenses exclusive of the cost of insurance, utilities, taxes, capital improvements and the cost of refuse removal, lawn maintenance and costs imposed by any covenants, conditions and restrictions and any other agreements recorded against the Building or the Project.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, including without limitation, gross receipts taxes, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and reasonable costs incurred by Landlord in investigating, protesting, contesting or in any way seeking in good faith to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall be determined without regard to any “green building” credit and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28. Taxes shall not include franchise, income, profit, or similar taxes imposed upon or measured by the income or profits of Landlord; provided, however, if due to a future change in the method of taxation, any franchise, income or profit or other tax shall be levied in substitution in whole or in part or in lieu of any tax which would otherwise constitute a part of Taxes under this Lease, such franchise, income, profit or other tax shall be deemed to be a part of Taxes for the purposes of this Lease.

4.1.4 Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable (which, taking into consideration the class and the quality of the Building, shall be comparable to charges by other landlords for buildings in the same geographic area in which the Building is located) and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.

4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each excess amount. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for Tenant’s Proportionate Share of Expenses, Insurance Costs or Taxes for the first twelve (12) full calendar months of the initial Term.

4.3 The annual determination of Expenses and Insurance Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord may deliver such annual determination to Tenant via regular U.S. mail. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within three hundred sixty-five (365) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a commercially reasonable confidentiality agreement acceptable to Landlord and Tenant, and provided that if tenant utilizes an independent accountant to perform such review it shall be one of national or regional standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within three hundred sixty-five (365) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. If Landlord and Tenant determine that actual Expenses for the Building for the year in question were less than stated by more than ten percent (10%), Landlord, within forty-five (45) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by tenant to third parties in connection with such review by Tenant; provided, however, that in no event shall Landlord be obligated to reimburse Tenant for costs in excess of $2,000.00. If Landlord and Tenant determine that Expenses and/or Insurance Costs for the calendar year are less than reported, Landlord shall provide Tenant with a credit in accordance with Section 4.5.2 below. Likewise, if Landlord and Tenant determine that Expenses and/or Insurance Costs for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment in accordance with Section 4.5.1 below. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease year, Landlord may from time to time but not more than two (2) times in any Lease Year estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant thereto.

4.5 Landlord shall make the actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes within one hundred eighty (180) days following end of the Lease Year to which such determination applies. When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash within thirty (30) days following date on which the actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for such Lease Year. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of rent, or (b) Tenant fails to make any installment of rent within ten (10) business days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure), Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Monthly Installment of Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If any portion is so used, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Pursuant to applicable Regulations, Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) days after the later of: (1) the date on which Tenant surrenders the Premises to Landlord in accordance with the terms and conditions of this Lease, and (2) the date on which Tenant cures any outstanding breach or default by Tenant under this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Notwithstanding anything to the contrary herein or in Article 23 hereof, Tenant herby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment or any fixtures of equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”); (1) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises of Building; (3) will not affect the systems or structure of the Building; (4) costs less than $100,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee equal to three percent (3%) of the cost of such work (other than any Cosmetic Alteration that satisfies the criteria set forth in Section 6.1) to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, and with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request). Tenant shall use Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds (provided that no such bonds shall be required for any alterations, additions or improvements that are estimated to cost less than $100,000.00 in the aggregate) and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable, at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s dole expense, Repair and maintenance work shall be undertaken in compliance with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after either (i) written notice of the need of such repairs or maintenance is given by Landlord by Tenant; or (ii) Landlord becomes aware of the necessity for such repairs or maintenance (provided that such awareness shall be limited to the actual knowledge of the property manager for the Building and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to our comprising Landlord).

7.4 Except as provided in Article 22 or as otherwise expressly provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use of occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease. Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting of assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve any subtenant or assignee, except in the event of a Permitted Transfer (as defined in Section 9.8 below), Landlord shall have the option, in its sole discretion, in the event of any proposed sublease of 100% of the Premises or an assignment of this Lease to terminate this Lease effective as of the date the proposed assignment or subletting is to be effective and, in the case of a sublease (a) that would result in fifty percent (50%) or more of the Premises being subject to the sublease, or (b) a sublease for a term of more than fifty percent (50%) of the then-remaining Term of this Lease, to recapture the portion of the Premises to be sublet effective as of the date the proposed subletting is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease (excluding consideration received by Tenant in connection with the sale of its business), over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, reasonably attorneys’ fees and tenant improvements (i.e., any changes, alterations or improvements to the Premises) in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant beyond any applicable notice and cure period, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is then in active negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant (provided that Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment); (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building, as reasonably determined by Landlord; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would; (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any material addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed transfer, the attorney’s fees payable by Tenant pursuant to this Section 9.6 shall not exceed $2,000.00 for such proposed transfer. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period of more than fifty percent (50%) of the ownership interests in Tenant shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. In addition, the foregoing shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.

9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9,

Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) there exists no Event of Default by Tenant under this Lease; (ii) the use permitted by the terms of this Lease does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by applicable Regulations or by a confidentiality agreement binding on Tenant, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to Tenant’s net worth at the date of this Lease. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10. INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from (i) the active negligence or willful misconduct of Landlord or any of Landlord’s agents or employees; or (ii) any breach of this Lease by Landlord or any Landlord Entity.

10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,00 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease–each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A- VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; provided, however, that in the event that Tenant’s insurance carrier will not provide such notice to Landlord, then Tenant must provide such written notice to Landlord within the time frames set forth above; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4 Except to the extent required by Landlord’s lender, Landlord shall only require an increase in the amount of existing insurance required pursuant to this Section in the event that (i) at any time following the thirty-sixth (36th) full calendar month of the initial Term, Landlord reasonably determines that the amount of insurance carried by Tenant hereunder is materially less than the amount or type of insurance coverage typically carried by tenant’s of the Building and owners or tenants of comparable buildings located in the geographical area in which the Premises are located which are operated for similar purposes as the Premises, or (ii) if Tenant’s use of the Premises should change with or without Landlord’s consent.

11.5 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises on a 24 hour per day, 7 day per week basis, subject to Article 35; (b) heat and air conditioning required in Landlord’s reasonable judgment (taking into consideration the class and the quality of the Building) for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable, provided that, subject to Article 35, at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, in common with other occupants of the Building, 24 hours a day, 7 days a week; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use on a 24 hour per day, 7 day per week basis, subject to Article 35. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within thirty (30) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s active negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. However, notwithstanding the foregoing, if the Premises or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive business days solely as a result of an interruption, diminishment or termination of any essential services that Landlord is obligated to provide pursuant to the terms of this Lease due to Landlord’s active negligence or willful misconduct and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of the Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes payable hereunder during the period beginning on the sixth (6th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change, is specified on the Reference Pages. Landlord agrees all above standard services and service charges shall not serve as a profit center an that associated billings will be issued in a manner consistent with the terms of the Lease and Landlord’s standard property management procedures and policies (which, taking into consideration the class and the quality of the Building, shall be comparable to the procedures and policies of other landlords for buildings in the same geographic area in which the Building is located).

13.3 Whenever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s demand. In addition, Landlord may install and shall have access to the Premises to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any. If there is no meter or submeter in the Premises or if Tenant is billed directly by a public utility, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company.

13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse in its reasonable discretion, and if Landlord does not consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within thirty (30) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord), and the cost of all electrical and other costs associated with the operation of Tenant’s Supplemental Unit (defined below) and other electricity used in any server room in the Premises, at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5 In the event that Tenant’s use of the Premises requires above-standard janitorial services (as reasonably determined by Landlord), then Tenant shall be responsible for reimbursing Landlord for any additional janitorial costs in connection therewith.

13.6 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

13.7 Tenant shall have access to the Building and the Premises for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be (i) during the first sixty (60) days of such holding over, one hundred twenty-five percent (125%) of the amount of Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs under Article 4, (ii) commencing as of the sixty-first (61st) day of such holding over, one hundred fifty percent (150%) of the amount of Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs under Article 4, and (iii) commencing as of the ninety-first (91st) day of such holding over, two hundred percent (200%) of the amount of Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs under Article 4, prorated on a daily basis. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within fifteen (15) days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, then Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) business days of Landlord’s request such further commercially reasonable instruments evidencing such subordination or superiority of this Lease as may be reasonably required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from any future mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee, Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business or Tenant shall not be interfered with unreasonably. Landlord agrees that except in the event (a) Tenant is in default under this Lease, (b) Landlord and Tenant are negotiating for or have agreed to an early termination of this Lease, or (c) Landlord and Tenant otherwise mutually agree to the contrary. Landlord shall not show the Premises to prospective tenants except during the last nine (9) months of the Term of this Lease. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant at least twenty-four (24) hours’ prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17; provided, however, that the foregoing shall not be deemed to prohibit Tenant from making a claim against Landlord for any damages or losses suffered by Tenant following Landlord’s entry into the Premises pursuant to this Section 17.1 but in any such event Tenant shall not be entitled to receive any consequential, special or indirect damages. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises. Except in the case of an emergency, Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by laps of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.2 Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said thirty (30) day period, or having commenced the curative action within said thirty (30) day period, fails to diligently pursue same) and (ii) each mortgagee of whose identity Tenant has been notified in writing shall have failed to cure such default within thirty (30) days (or such longer period of time as may be specified in any written agreement between Tenant and mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing. Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174(c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law and in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than two (2) Events of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within ten (10) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption of any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or anyone claiming under Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days following the commencement of restoration, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building of Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days following the commencement of restoration, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extensions thereof, or for which sufficient insurance proceeds to fully cover the repair and restoration are not received by Landlord (provided that Landlord has maintained the insurance required to be maintained by Landlord under this Lease), but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because the casualty occurs during the last twelve (12) months of the then current Term if Tenant has an exercisable right to renew or extend the Term pursuant to Article 40 below, and Tenant, within ten (10) days after receipt of Landlord’s notice of termination, validly exercises such right. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that, to Tenant’s then-current actual knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. If Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within a five (5) day period following the date of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent or any lender, investor or purchaser may rely upon the estoppel certificate as prepared and delivered to Tenant and such certificate shall be fully binding on Tenant and such failure by Tenant shall be deemed to be an Event of Default under this Lease. Landlord shall, within ten (10) business days after receipt of a written request from Tenant, its investor or any party acquiring a substantial interest in Tenant or its business, execute and deliver a commercially reasonable estoppel certificate to Tenant. Such estoppel certificate shall provide a certification solely as to (i) the status of this Lease, (ii) Landlord’s then-current actual knowledge of the existence of any defaults hereunder, and (iii) the amount of rent that is due and payable under this Lease.

26. SURRENDER OF PREMISES.

26.1 Tenant and Landlord shall meet for two (2) joint inspections of the Premises at a time reasonably and mutually acceptable to both Landlord and Tenant, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to agree to schedule such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, subject to Section 6.4 above and Exhibit B attached hereto, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal, provided that (i) Tenant shall not be required to remove any alterations to the Premises (other than wiring and cabling which shall be removed by Tenant on or before the expiration or earlier termination of this Lease) installed by or on behalf of Prior Tenant (as defined in Article 49 below) existing as of the date of this Lease; (ii) Tenant shall not be required to restore the demolition work being performed to the perimeter offices in Suite 200 as part of the Initial Alterations to the extent the same is shown on the Conceptual Space Plans (defined in Exhibit B attached hereto); and (iii) Tenant shall restore Suite 100 to a Class A office building condition, ordinary wear and tear excepted (using Building standing materials) and in the configuration shown on the space plan attached as Exhibit J hereto. In addition, notwithstanding anything to the contrary contained in this Section 26.2, Tenant acknowledges and agrees that all improvements that are non-standard office improvements (it being agreed that improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting shall be considered standard office improvements), including, without limitation, the Supplemental Unit (as defined in Article 48 below), any alterations or additions to the ventilation system located in the Premises, and any distributed power must be removed in accordance with the terms of this Section 26.2 upon the expiration or earlier termination of this Lease. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration of earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises. This Article 28 is not intended to be duplicative in any way of Section 4.1.3 of this Lease and Tenant shall have no obligation to pay any Taxes under this Article 28 to the extent the same are payable by Tenant under Section 4.1.3 and vice-versa.

29. [INTENTIONALLY OMITTED].

30. PARKING.

30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, at no charge during the initial Term, the number and type of parking passes as set forth on the Reference Page of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges, if any (provided that, during the initial Term, there shall be no monthly parking charges), without deduction or offset, on the first day of each month during the Term of this Lease. Landlord will notify Tenant upon not less than thirty (30) days’ notice of any increases in the monthly parking charges, if any, prior to billing Tenant any increases. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.

30.1.2 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any non-discriminatory and reasonable rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.3 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assigned specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parities to park in any such assigned or reserved spaces. Tenant may validate visitor parking, if applicable, by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In the exercise of the above rights, and except in the case of any emergency, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s reasonable access to Parking Facility.

30.1.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Building (including with limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s gross negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of it’s officers, agents, servants or employees for any said causes of action and in all events. Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurances carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.

30.1.5 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant, any Permitted Transferee which has satisfied the requirements of Section 9.8 above and any assignee or subtenant approved by Landlord in accordance with Article 9, and shall not pass to any other party without the express written consent of Landlord.

30.1.6 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking. Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.1.7 Tenant shall have access to the Parking Facility, 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any indemnification or insurance of Tenant shall apply to and inure to the benefit of Tenant and Tenant’s employees, partners, officers and members. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion.

32. AUTHORITY.

32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statues; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.3 Landlord represents and warrants that it has the full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do so.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, or (ii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by either party hereunder, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party; provided, however, that this Article 35 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Articles 1, 3, 4, 5, or 32 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises of the Building or the project in which the Building is located.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Neither Landlord nor Tenant shall be bound by this Lease until each respective party (Landlord and Tenant) has executed a copy of this Lease and delivered it to the other party, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40. OPTION TO RENEW. Provided this Lease is in full force and effect and there exists no Event of Default by Tenant under the Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

40.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

40.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (as defined in Section 40.8) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.

40.3 If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the Initial Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, it’s good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Aliso Viejo, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

40.4 Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall selected a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

40.5 If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

40.6 This Renewal Option is not transferable except to a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Section 9.8 above, the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee (other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Section 9.8 above) or sublessee have any rights to exercise the Renewal Option.

40.7 If Tenant validly exercises or fails to exercise this Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

40.8 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Aliso Viejo, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

41. RIGHT OF FIRST OFFER.

41.1 Provided that there exists no Event of Default by Tenant under this Lease, Tenant shall have a one-time right of offer (the “Offer Right”) to lease each of the following spaces located on the third (3rd) floor of the Building (each, a “Potential Offer Space”) at such time as such Potential Offer Space becomes Available (defined below): (a) Suite 300/330, containing approximately 17,857 rentable square feet; (b) Suite 335, containing approximately 1,354 rentable square feet; (c) Suite 340, containing approximately 4,939 rentable square feet; and (d) Suite 350, containing approximately 3,224 rentable square feet. Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that the existing tenant, if any, in a Potential Offer Space will not extend or renew the term of its lease with respect thereto and Landlord intends to offer such Potential Offer Space to the public, such Potential Offer Space shall be deemed “Available” and Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Offer Space (the “Offer Space”) to Tenant, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offer Space as reasonably determined by Landlord. Tenant may lease such Offer Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) business days after the date of the Advice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space. Notwithstanding the foregoing, Tenant shall once again have the Offer Right with respect to the Offer Space if, within a six (6) month period following the date of the Advice, Landlord proposes to lease the Offer Space to any prospective tenant on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the “bottom line” cost per rentable square foot of the Offer Space to the prospective tenant when compared with the “bottom line” cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions. If Tenant exercises its Offer Right for the Offer Space in accordance with the terms and conditions of this Article 41, effective as of the date Landlord delivers the subject Offer Space, such Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease, except as set forth in Landlord’s notice and as follows:

41.1.1 Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the subject Offer Space, as the case may be.

41.1.2 the subject Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the subject Offer Space or grant Tenant any improvement allowance thereon except as may be provided in Landlord’s Advice.

41.2 The term for the subject Offer Space shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offer Space. Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses, Insurance Costs and Taxes and any other additional rent for the Offer Space in accordance with the terms and conditions of the Advice.

41.3 Notwithstanding anything to the contrary set forth herein, Tenant shall have no such Offer Right with respect to the subject Offer Space, as the case may be, and Landlord need not provide Tenant with an Advice, if: (a) an Event of Default by Tenant under this Lease exists at the time that Landlord would otherwise deliver its Advice for the subject Offer Space as described above; (b) more than fifty percent (50%) of the Premises is sublet at the time Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (c) this Lease has been assigned (other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Section 9.8 above) prior to the date Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver its written notice of the Offer Right as described above; (e) the subject Offer Space is not intended for the exclusive use of Tenant (or a Permitted Transferee) during the Term; or (f) the existing tenant in the subject Offer Space is interested in extending or renewing its lease for such Offer Space or entering into a new lease for such Offer Space.

41.4 If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.

41.5 The rights of Tenant hereunder with respect to any Potential Offer Space shall terminate on the earlier to occur of: (a) September 30, 2018; (b) Tenant’s failure to exercise its offer right with respect to such Potential Offer Space within the five (5) business day period provided in Section 41.1 above; (c) simultaneously with Tenant’s providing Landlord with a Notice of Exercise; and (d) the date Landlord would have provided Tenant an Advice with respect to such Potential Offer Space if Tenant had not been in violation of one or more of the conditions set forth in Section 41.3 above. In addition, if Landlord provides Tenant with an Advice for any Potential Offer Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Potential Offer Space (such other portion of the Offer Space subject to such expansion rights is referred to herein as the “Encumbered Potential Offer Space”) and Tenant does not exercise its Offer Right to lease such Offer Space, Tenant’s Offer Right with respect to the Encumbered Potential Offer Space shall be subject and subordinate to all such expansion rights contained in the Advice.

41.6 If Tenant exercises its Offer Right as to a subject Offer Space, Landlord shall prepare an amendment (an “Offer Amendment”) adding the subject Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Installment of Rent, Annual Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offer Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offer Amendment to Landlord within ten (10) days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not the Offer Amendment is executed.

41.7 For purposes of this Article 41, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offer Space in the Building under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (a) the lease term is for less than the lease term of the subject Offer Space, (b) the space is encumbered by the option rights of another tenant, or (c) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

41.8 Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

42. ROOF SPACE FOR DISH/ANTENNA.

42.1 During the initial Term and any extension thereof, Tenant shall have the right to lease space on the roof of the Building, at no additional monthly rental charge, for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining a dish/antenna or other communication device (the “Dish/Antenna”) to be reasonably approved by Landlord. The location of the space on the roof designated by Landlord to be leased by Tenant is referred to herein as the “Roof Space”. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, if such relocation unreasonably interferes with Tenant’s Dish/Antenna, after Tenant has requested Landlord to do so in writing, Landlord shall use commercially reasonable efforts to end or minimize any such unreasonable interference to Tenant’s Dish/Antenna. “Commercially reasonable efforts” of Landlord shall not include payment of money, commencing or participating in any litigation or other similar proceeding or incurring liability. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the size of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna, or any replacements thereof, along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply in all material respects with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

42.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.

42.3 Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Landlord shall make commercially reasonable efforts to ensure that any new equipment installed on the roofs by other tenants or users does not have frequencies which causes unreasonable interference to Tenant’s Dish/Antenna. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of an act, omission or requirement of the public utility servicing the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

42.4 The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any material interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or the Tenant Entities.

42.5 In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

42.6 Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially or adversely alter the rights of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

42.7 If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of any uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 42 are personal to the named Tenant under this Lease and assignees or subtenant consented to by Landlord pursuant to Article 9 above, and are not otherwise transferable.

43. SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation, Tenant’s compliance with Article 6 above, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a security and card access system in the Premises and at the entrance to the Premises (“Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with the Building systems and equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s approval of such compatibility in writing prior to such installation or operation); (ii) Tenant’s Security System shall be and shall remain compatible with any security and other systems existing in the Premises and the Building; (iii) Tenant’s Security System shall be installed and used in compliance with all other provisions of this Lease; (iv) Landlord shall be provided with keys, codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under this Lease with respect to the Premises, including access for cleaning and maintenance personnel to perform their functions; (v) Tenant shall keep Tenant’s Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System; and (vi) Tenant’s Security System shall not make noise or visual alerts or alarms which disturb other occupants or which result in alarms or false alarms to which Landlord or its manager are called to respond. Upon the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Entities shall be directly or indirectly liable to Tenant, any Tenant Entities or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof.

44. PREMISES AND DIRECTORY SIGNAGE. Landlord shall install initial signage in the Building directory and a tenant identification sign at the entry to the Premises, in accordance with Landlord’s signage specifications for the Building and otherwise in accordance with the terms of this Lease. Such signage will be designed and constructed at Landlord’s sole cost and expense. The design, size, color and location of such sign shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be in compliance with all Regulations. Tenant, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of Tenant’s signage. Tenant’s signage shall at all times remain the property of Tenant and Tenant must remove such signage at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused in the removal of its signage and restore the affected area(s) of the Building to its condition prior to the installation of such signage.

45. BUILDING SIGNAGE.

45.1 Tenant shall be entitled to one tenant identification sign to be located on the exterior of the Building (the “Building Signage”). The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Building Signage shall not be illuminated. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of Aliso Viejo, California and to any other public authorities having jurisdiction and shall obtain written approval (which approval shall not be unreasonably withheld, conditioned or delayed) from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed); and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (i) Tenant shall be in default under this Lease beyond any applicable cure period; (ii) Tenant occupies less than fifty percent (50%) of the Premises; or (iii) this Lease shall terminate or otherwise no longer be in effect.

45.2 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the affected area(s) of the Building Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) business days following delivery of an invoice therefor. The rights provided in this Article 45 shall be non-transferable (except to a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Section 9.8 above) unless otherwise agreed by Landlord in writing in its sole discretion.

46. MEDICAL WASTE.

46.1 Tenant hereby agrees to furnish to Landlord upon demand, written evidence that Tenant has established a written policy (the “Medical Waste Policy”) concerning the identification, collection, storage, decontamination and disposal of Hazardous Medical Waste (defined below) and Infectious Waste (defined below). Tenant is responsible, at Tenant’s sole cost and expense, for the proper containment and identification of its Hazardous Medical Waste and Infection Waste, the disposal of the Hazardous Medical Waste and Infection Waste and the transportation of the Hazardous Medical Waste and Infectious Waste using a properly qualified agent (and to the extent Landlord incurs any cost or expense in connection therewith, Tenant shall reimburse Landlord for the same within thirty (30) days following Landlord’s demand therefor). No Hazardous Medical Waste or Infectious Waste shall be stored at anytime outside of the Premises.

46.2 Tenant further agrees that such Medical Waste Policy shall incorporate the following elements: (a) Tenant’s employees and agents shall be expressly forbidden from disposing of any Hazardous Medical Waste or Infectious Waste within the Premises or the Building in a manner which is contrary to the terms of the Medical Waste Policy; (b) all such Hazardous Medical Waste and Infectious Waste shall be collected, stored, decontaminated and removed from the Premises and the Building by a qualified party in compliance with all applicable Regulations and guidelines (including, without limitation, the Occupational Safety and Health Act) of any local, state or federal entity having jurisdiction over this matter; (c) Infectious Waste shall be separated from other waste by containing it in disposable red plastic bags/containers which are impervious to moisture; (d) needles and sharps shall be contained in disposable rigid containers which can be sealed with a tight fitting lid; (e) all spills of Infectious Waste shall be wiped immediately using a spill kit that contains instructions and disposable red plastic bags; (f) any spillage, or injury from handling Infectious Waste shall be immediately reported to Landlord and Landlord shall immediately be given a specific incident report; and (g) Tenant and its employees and agents shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or illness to other tenants in the Building (including their employees, agents and invitees) resulting from Tenant’s collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste. Tenant hereby covenants and agrees that at all times during the Term, Tenant and its employees and agents shall adhere to the terms and conditions of the Medical Waste Policy. In addition, Tenant shall comply with all Regulations applicable to (i) the handling of human and/or animal remains; and (ii) the collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such Regulations. Tenant agrees to indemnify, defend and hold Landlord and the Landlord Entities harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges or expenses, including without limitation, reasonable attorney’s fees, clean-up costs, fines or penalties arising out of or resulting from Tenant’s violation of this Article. The terms of this Article 46 are in addition to, not replacement of, Sections 1.2 of this Lease.

46.3 In no event shall medical procedures be performed in or about the Premises. Any delivery of human and/or animal remains (including, without limitation, organs, tissues and bodily fluids) shall be made only at the shipping/receiving area of the Building, and in no event shall the elevators in the Building be used for such purpose. Further, no human remains shall be transported to the Building in emergency vehicles. In no event shall Tenant use or occupy the Premises in a manner that would be inconsistent with the character and dignity of the Building and Landlord may require Tenant to immediately cease any business, procedures, activities or other use which is causing (i) a material disturbance of, or interference with Landlord’s operation and management of the Building or the use and occupancy thereof by any tenant therein, or (ii) any public disputes, demonstrations or unflattering media attention involving the Building or any business conducted therein. Without limiting the scope of the foregoing sentence or the limitations imposed by Section 1.1, Tenant shall not use or permit the Premises to be used for any purpose that would allow medical or medicinal odors or fumes to emanate from the Premises. In the event such odors or fumes do emanate from the Premises, Tenant, at its sole cost and expense, shall be responsible for taking whatever steps are necessary to either eliminate such odors or fumes or to keep such odors or fumes from emanating from the Premises, including, without limitation, the installation of direct ventilation to the outside of the Building in a manner approved by Landlord. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain throughout the Term any licenses, permits or zoning approvals required by any governmental body for the conduct of Tenant’s business within the Premises.

46.4 “Hazardous Medical Waste” is defined as used needles and syringes, gloves and linen, uniforms and laundry, and cleaning equipment or materials used to clean any of the foregoing; any solid, liquid or gas that is capable of producing harmful affects on humans or the environment; material that is ignitable, corrosive, reactive or toxic; or any materials that are classified as hazardous medical waste by Environmental Laws.

46.5 “Infectious Waste” is defined as any waste that contains pathogens or is capable of producing infectious disease; material contaminated by potentially infectious materials (taking into consideration the factors necessary for induction of disease, which include, but are not limited to, adequate dose, resistance of host, portal of entry and presence of a pathogen and virulence); material that contains pathogens with sufficient virulence and quantity so that exposure to the waste by a susceptible host could result in an infectious disease; or wastes capable of causing disease, including but not limited to: (a) cultures and stocks of agents infectious to humans, and associated biologicals (including but not limited to cultures from medical laboratories; waste from the production of biologicals; discarded live and attenuated vaccines, and culture dishes and devices used to transfer, inoculate and mix cultures); (b) human pathological wastes including but not limited to tissue, organs and body parts (except teeth and the contiguous structures of bone and gum), and body fluids that are removed during medical procedures and specimens of body fluids and their containers; (c) discarded waste blood and blood components (including but not limited to serum and plasma) and saturated material containing free flowing blood and blood components (including but not limited to lab specimens); (d) discarded sharps used in human patient care, medical research or clinical or pharmaceutical laboratories (including but not limited to hypodermic, I.V., and other medical needles; hypodermic and I.V. syringes; Pasteur pipettes; scalpel blades; blood vials; and broken or unbroken glassware in contact with infectious agents, including slides or cover slips); and (e) discarded hypodermic, I.V. and other medical needles, hypodermic, I.V., syringes, sharps and scalpel blades and whether used or unused (as it is often difficult to determine if they have been used).

47. LETTER OF CREDIT. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). The following terms and conditions shall apply to the Letter of Credit:

47.1 The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.

47.2 The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

47.3 Landlord, or its then authorized representative, upon (a) an Event of Default by Tenant in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of rent, or (b) Tenant failure to make any installment of rent within ten (10) business days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure), or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 47.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 47 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 47. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then authorized representative’s) certification set forth in Exhibit F.

47.4 Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Landlord agrees to pay to Tenant the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above within forty-five (45) days after the latest of (i) LOC Expiration Date; or (ii) the date on which Tenant surrenders the Premises to Landlord in accordance with the terms and conditions of the Lease; or (iii) the date on which Tenant cures any outstanding breach or default by Tenant under this Lease; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

47.5 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 47, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 47), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 47, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

47.6 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within thirty (30) days after Landlord’s written request therefor.

47.7 If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substituted Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all reasonable attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

47.8 Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agrees that Landlord may, in addition, claim those sums specified above in this Section 47.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.

47.9 Notwithstanding anything to the contrary contained in this Lease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of this Lease hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

47.10 Notwithstanding anything to the contrary set forth herein but subject to the remaining terms of this Section 47.10, and provided that (i) Tenant has timely paid all rent and all other sums and charges payable under this Lease during the twelve (12) month period immediately preceding any LC Reduction Effective Date (defined below), and (ii) no default has occurred beyond any applicable notice and cure periods hereunder in the twelve (12) month period prior to any LC Reduction Effective Date (collectively, the “LC Reduction Conditions”), Tenant shall have the right to reduce the amount of the Letter of Credit so that the reduced Letter of Credit amounts shall be as follows: (A) $1,200,000.00 effective as of October 1, 2016 (i.e., the first day of the twentieth (20th) month of the initial Term); (B) $900,000.00 effective as of October 1, 2017 (i.e., the first day of the thirty-second (32nd) month of the initial Term); (C) $600,000.00 effective as of October 1, 2018 (i.e., the first day of the forty-fourth (44th) month of the initial Term; and (D) $300,000.00 effective as of September 1, 2019 (i.e., the first day of the fifty-sixth month of the initial Term). If Tenant is not entitled to reduce the amount of the Letter of Credit as of a particular reduction effective date due to Tenant’s failure to timely pay all rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all rent and other amounts payable pursuant to this Lease during the twelve (12) months prior to that particular earlier reduction effective date. Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute or amended Letter of Credit in the reduced amount, which substitute or amended Letter of Credit shall comply with the requirements of this Article 47.

48. SUPPLEMENTAL HVAC UNIT. Tenant, at its sole cost and expense (subject to the terms of Exhibit B attached hereto) shall be permitted to install a supplemental air conditioning unit (the “Supplemental Unit”) for use in the Premises, subject to the terms of this Article 48. Tenant shall provide Landlord with not less than thirty (30) days’ prior written notice before installing any Supplemental Unit and Tenant’s installation of any Supplemental Unit shall comply with the terms of Article 6 of this Lease. Landlord and Tenant acknowledge and agree that all electricity used by Tenant for the operation of the Supplemental Unit is deemed to be excess electrical usage as described in Section 13.4 of the Lease, and Tenant agrees to pay Landlord for all such electricity used by Tenant. Notwithstanding anything elsewhere in the Lease to the contrary, Tenant shall be responsible, at its cost, for maintaining and repairing any Supplemental Unit to the reasonable satisfaction of Landlord and the cost of purchasing and installing a submeter for any Supplemental Unit to measure electricity consumed in connection with such Supplemental Unit. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of any Supplemental Unit with an asbestos-certified HVAC service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of any Supplemental Unit. A copy of the then current Service Contract shall be delivered to Landlord upon Landlord’s request therefor. The Service Contract shall provide that the contractor shall perform inspections of any Supplemental Unit at intervals of not less than three (3) months and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to any Supplemental Unit, together with any recommendations for maintenance, repair and/or replacement thereof. Upon expiration or earlier termination of this Lease, title to any Supplemental Unit shall pass to Landlord although, upon the request of Landlord, Tenant shall be required to remove any Supplemental Unit, at Tenant’s cost, in accordance with the terms of Article 26 of this Lease. The foregoing right shall not require Landlord to upgrade or otherwise modify any existing Building systems.

49. PERSONAL PROPERTY. Tenant is in the process of purchasing certain furniture currently located in the Premises (the “Personal Property”) and owned by Vertos Medical, Inc., a Delaware corporation (“Prior Tenant”). Landlord has agreed to allow the Personal Property to remain in the Premises prior to the Commencement Date. Notwithstanding anything to the contrary contained herein, if Tenant exercises its termination right as provided in Section 2.4 above, Tenant, at Tenant’s sole cost and expense, shall remove all Personal Property within five (5) business days of written notice by Landlord. Tenant shall repair any damage caused in connection of such removal and shall indemnify and hold Landlord and Landlord Entities harmless in connection with any loss or damages in connection with such removal. Landlord (i) shall not be liable for any loss of or damage to the Personal Property, (ii) disclaims any ownership of and responsibility for the Personal Property, and (iii) makes no representation as to its nature, suitability, quality or condition. Tenant acknowledges that it is relying solely on its own investigation of the Personal Property and not on any information provided by Landlord.

50. CONTINGENCY. This Lease specifically is contingent upon the execution of an amendment (the “Prior Tenant Amendment”) to that certain Lease dated June 22, 2011 (the “Prior Tenant Lease”), by and between Landlord and Prior Tenant, pursuant to which Prior Tenant will relocate from approximately 25,073 rentable square feet (the “Prior Tenant Space”) on the first floor of the Building (which Prior Tenant Space includes a portion of the Premises to be leased to Tenant pursuant to the terms of this Lease) to different premises in the Project. Landlord currently is negotiating the terms of the Prior Tenant Amendment. If Landlord fails to enter into the Prior Tenant Amendment with Prior Tenant on or before January 15, 2015, then Landlord may terminate this Lease by providing written notice thereof to Tenant.

51. LIMITATION OF LIABILITY.

51.1 Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises are located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. Landlord’s interest “in the Building in which the Premises are located” shall include rents due from tenants, insurance proceeds paid on policies carried by Landlord covering the Building pursuant to Article 11 of this Lease (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any other third party). The terms of this Article 50 shall not be deemed a limitation on any insurance providers’ obligations under policies carried pursuant to the terms of this Lease.

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51.2 Tenant shall not be liable to Landlord for any special, indirect or consequential damages except for any damages recoverable pursuant to Section 1.2, Article 14 and/or Article 46 and provided that Tenant hereby acknowledges and agrees that the foregoing shall not prevent Landlord from recovering any and all damages to which Landlord is entitled in Article 19 of this Lease following an event of Default by Tenant hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference pages of this Lease.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		ELLIPSE TECHNOLOGIES, INC.,
a Maryland corporation		a Delaware corporation

By:	/s/ Scott Davis	By:	/s/ Ed Roschak

Name:	SCOTT DAVIS	Name:	Ed Roschak

Title:	Vice President	Title:	CEO

Dated:	1/21/15	Dated:	1/20/15

		By:	/s/ J.T. Koning

		Name:	J.T. Koning

Title:

		Dated:	20 Jan 2015

		By:	/s/ Mike Moeller

		Name:	MIKE MOELLER

Title:

		Dated:	1-20-15

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

NORTH

SCALE:

CDL Associates, Inc.

INTERIOR ARCHITECTURE + SPACE PLANNING

SECOND FLOOR

THE SUMMIT
101 ENTERPRISE, STE 200
ALISO VIEJO, CA
08/09/1

ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE.
THIS PLAN IS NOT INTENDED FOR CONSTRUCTION PURPOSES.

A-2

EXHIBIT A-1 – SITE PLAN

attached to and made part of the Lease bearing

the Lease Reference Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general location of the Building and/or the Project as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1-1

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of the lease bearing the

Lease Reference Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Security Deposit, the Letter of Credit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord hereby approves the conceptual space plans (the “Conceptual Space Plans”) attached hereto as Schedule 1. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Initial Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than on hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $2,109,640.00 (i.e., $40.00 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations in preparations of Tenant’s occupancy of the Premises. The Allowance may only be used for (i) the cost of preparing space plans, programming costs, the cost of design development drawings, pricing drawings and construction drawings, the cost of mechanical, plumbing and electrical plans and permitting costs for the Initial Alterations; (ii) project management fees paid to Tenant’s project manager in connection with the Initial Alterations; provided, however, that the portion of the Allowance (and any Additional Allowance) applied to such fees shall not exceed five percent (5%) of the Allowance; (iii) hard costs in connection with the Initial Alterations; and (iv) subject to Section 4 below, for the FF&E

Costs (defined below). The Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate Payment; (c) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ liens laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (e) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (f) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Initial Alterations; and (v) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the ten percent (10%) retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. Except as provided in Section 4 below, in no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by July 31, 2016, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to one and one-half percent (1.5%) of the total cost of the Initial Alterations.

4. Notwithstanding anything to the contrary set forth herein, so long as Tenant is not in default under the Lease beyond any applicable notice and cure period, Tenant shall be entitled to apply a portion of the Allowance, in an aggregate amount not to exceed $158,223.00 (i.e. $3.00 per rentable square foot of the Premises), toward the cost of refurbishing and/or purchasing and installing the Supplemental Unit, general office equipment (such as a facsimile machine or a copy machine), furniture, and voice/data infrastructure, cabling and systems (but expressly excluding any leased equipment or other leasing costs associated therewith) (collectively, the “FF&E”) to be located at all times at the Premises and for use by Tenant in the Premises (collectively, the “FF&E Costs”). Tenant hereby acknowledges and agrees that the FF&E shall expressly exclude office supplies (including, without limitation, letterhead and business cards). Landlord shall own all the FF&E until the expiration of the Lease (provided that Tenant, not Landlord, shall be responsible for all costs and taxes), at which time the FF&E shall become the property of Tenant. Tenant shall maintain and repair the FF&E in good and working order and shall insure the FF&E to the same extent Tenant is required to insure Tenant’s personalty pursuant to the terms of the Lease. In the event that the Lease is terminated prior to the Termination Date as a result of an Event of Default, Tenant, at Landlord’s election, shall pay to Landlord the unamortized portion of the costs of the FF&E (no later than the termination date of the Lease), or, at Landlord’s option, the FF&E shall remain the property of Landlord and Tenant shall and, in such event, hereby does, waive all of its rights thereto. Landlord shall disburse the portion of the Allowance applied to the FF&E Costs (not to exceed the actual FF&E Costs), to Tenant within thirty (30) days after the later to occur of (i) receipt of paid invoices from Tenant with respect to Tenant’s actual FF&E Costs, and (ii) completion of the Initial Alterations and the disbursement of the Allowance pursuant to Section 2. However, in no event shall Landlord have any obligation to disburse any portion of the Allowance applied to the FF&E Costs after July 31, 2016.

5. Provided Tenant is not in default after the expiration of applicable cure periods, Landlord shall provide Tenant with an allowance (the “Space Planning Allowance”) in an amount not to exceed $7,911.15 (i.e. $0.15 per rentable square foot in the Premises) to be applied toward preparation of the initial space plan for the Initial Alterations in the Premises and one (1) revision thereof, to Tenant within forty-five (45) days after the later to occur of (A) receipt of paid invoices from Tenant with respect to Tenant’s actual Space Planning Costs, and (B) the Commencement Date. However, in no event shall Landlord have any obligation to disburse any portion of the Space Planning Allowance after July 31, 2016.

6. If (a) the cost of the Initial Alterations exceeds the Allowance (the “Excess Costs”); and (b) Tenant has used the entire Allowance as provided herein, then, provided Tenant is in default beyond any applicable notice and cure period under the Lease, Tenant shall be entitled to request an additional allowance (the “Additional Allowance Request”) of up to $527,410.00 (i.e., $10.00 per rentable square foot of the Premises) (the “Maximum Additional Allowance”) from Landlord in order to finance the Excess Costs during the initial Term. The amount of the Maximum Additional Allowance requested by Tenant is referred to as the “Additional Allowance”. In order to request the Additional Allowance, Tenant must complete, execute and deliver to Landlord, no later than sixty (60) days prior to the Final Additional Allowance Disbursement Date (defined below), the “Request for Additional Allowance” in the form attached hereto as Schedule 1. Provided Tenant is not in default beyond any applicable notice and cure period under the Lease, Landlord (subject to Section 8 below), shall apply the Additional Allowance to the Excess Costs in accordance with the provisions applicable for the application of the Allowance set forth above. In no event shall Tenant be entitled to any disbursement of the

Additional Allowance after July 31, 2016 (the “Final Additional Allowance Disbursement Date”). Any Additional Allowance applied on behalf of Tenant hereunder to the Excess Costs shall be repaid to Landlord as additional rent in equal monthly installments commencing on the first day of the first full calendar month following the date any portion of the Additional Allowance is disbursed to Tenant and continuing through the earlier of (i) the last day of the sixtieth (60th) full calendar month following such disbursement; or (ii) the Termination Date, at an interest rate equal to eight percent (8%) per annum (collectively, the “Amortization Rate”). If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. In addition, notwithstanding anything to the contrary set forth in the Lease, in no event shall the Additional Allowance be abated or offset for any reason whatsoever.

7. Landlord’s obligation to disburse the Additional Allowance and the right to receive repayment of same from Tenant, as described above, is referred to herein as the “Loan”. Notwithstanding anything to the contrary contained in the Lease or this Exhibit B, Landlord may transfer or assign all or part of the Loan, without the prior consent of Tenant, as follows: (a) if Landlord or any subsequent permitted assignee of the Loan is partnership or limited liability company, in a distribution without consideration, to a partner (including a limited partner) of such partnership or a member of such limited liability company; (b) to any parent or majority-owned subsidiary of Landlord (or, with respect to a permitted assignee holding the Loan, to the parent or majority-owned subsidiary of such permitted assignee); or (c) to any “affiliate” (as defined in Rule 12b-2 of the Exchange Act) of Landlord (or, with respect to a permitted assignee holding the Loan, to any affiliate of such permitted assignee) (for convenience, each and all of the foregoing entities described above is referred to as a “Landlord Affiliate”). In the event any such assignment of the Loan, Tenant, upon request of Landlord, shall execute and deliver to Landlord, or the Landlord Affiliate, a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant’s obligation to repay the Additional Allowance to the Landlord or the Landlord Affiliate, as applicable, generally in accordance with the repayment provisions described in Section 6 above.

8. If at any time prior to disbursement of the Additional Allowance it is determined that Landlord and/or any landlord Affiliate (as described above) owns more than ten percent (10%) of an Ownership Interest in Tenant (as such term is described in the Request Form For Additional Allowance attached as Schedule 1), then, rather than Landlord applying the Additional Allowance, Landlord may cause a Landlord Affiliate to apply the Additional Allowance to the Excess Costs and, as a condition to the Landlord Affiliate making such application of the Additional Allowance, Tenant shall execute and deliver to the Landlord Affiliate a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant’s obligation to repay the Additional Allowance to the Landlord Affiliate or its assigns generally in accordance with repayment provisions described in Section 6 above.

9. Except as otherwise expressly provided in the Lease, Tenant agrees to accept the Premises in its “as is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

10. Notwithstanding anything to the contrary contained herein, within ten (10) days following Landlord’s approval of the final plans for the Initial Alterations, Tenant may request in writing to be notified whether or not Landlord will require that the Initial Alterations (or any portion thereof) be removed upon the expiration or earlier termination of the Lease. If Landlord fails to notify Tenant within (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the Initial Alterations (or any portion thereof) at the expiration or earlier termination of this Lease, Tenant may, within fifteen (15) days following the expiration of the twenty (20) day period described above, provide to Landlord a second written notice (the “Second Notice”) substantially containing the following language. “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF EXHIBIT B TO THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS, TENANT SHALL HAVE NO OBLIGATION TO REMOVE ANY PORTION OF THE INITIAL ALTERATIONS SHOWN ON THE FINAL PLANS FOR THE INITIAL ALTERATIONS APPROVED BY LANDLORD”. If (a) Tenant’s second written notice strictly complies with the terms of this Section 10, and (b) Landlord fails to notify Tenant within five (5) business days of Landlord’s receipt of such second written notice, it shall be assumed that Landlord shall not require the removal of the Initial Alterations shown on the final plans for the Initial Alterations approved by Landlord at the expiration or earlier termination of this Lease.

11. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

SCHEDULE 1 TO EXHIBIT B – SPACE PLANS

SCHEDULE 1 TO EXHIBIT B – FORM OF REQUEST FOR ADDITIONAL ALLOWANCE

attached to and made a part of the Lease bearing the

Lease Reference Date January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

REQUEST FOR ADDITIONAL ALLOWANCE

TO: Landlord

DATE:

REGARDING: Lease dated as of January 13, 2015, by and between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“Landlord”), and ELLIPSE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), as same may have been amended from time to time, (collectively, the “Lease”), relating to which Landlord has leased to Tenant certain premises in the building located at 101 Enterprise, Aliso Viejo, California (the “Building”).

REQUEST FOR ADDITIONAL ALLOWANCE: Pursuant to Section 6 (the “Additional Allowance Provision”) of Exhibit B to the Lease, Tenant hereby requests that Landlord disburse $         of the Maximum Additional Allowance (as defined in the Additional Allowance Provision) to Tenant for the Purposes allowed therein. It is understood that the Additional Allowance requested by Tenant shall be disbursed as described in the Additional Allowance Provision, and Tenant shall repay such sum as described in the Additional Allowance Provision.

REPRESENTATION BY TENANT: Tenant recognizes and acknowledges that Landlord intends to qualify as a “real estate investment trust” for purposes of the Internal Revenue Code and that maintaining such status is of material concern to Landlord. Accordingly, Tenant represents and warrants to Landlord that as of the date hereof [Instruction to Tenant: check (a) or (b) below, but not both. IF (a) is checked, then (b) is not applicable; and (b) is checked, then (a) is not applicable.]:

(a)	The disbursement of the Additional Allowance to Tenant and to be repaid to Landlord (the “Loan”), plus all other securities of Tenant held by Landlord or, to the knowledge of Tenant, any affiliate of Landlord (such other securities, collectively, the “Other Securities”), do not constitute 10% or more of either (a) the total voting power of all outstanding securities of Tenant on an aggregate basis or (b) the total dollar value of all outstanding securities of Tenant on an aggregate basis (each of the foregoing items (a) and (b) are referred to as an “Ownership Interest in Tenant”). Tenant shall notify Landlord of any redemption, repurchase or other actions taken by Tenant or any other person, which would cause the Loan plus all Other Securities to constitute (10%) or more of either (i) the total voting power of all outstanding securities of Tenant on an aggregate basis or (ii) the total dollar value of all outstanding securities of Tenant on an aggregate basis. For purposes of this provision, the term “securities” (or, in the singular, “security”) shall have the remaining used for such term in the Investment Company Act of 1940, as amended.

OR

(b)	Tenant is unable to make the representation in subsection (a) above because Landlord and/or the affiliate(s) of Landlord do hold 10% or more of an Ownership Interest in Tenant (as described above), as described more fully below:

The undersigned represents hereby that he or she has the authority to execute and deliver this Request Form on behalf of the Tenant, and the Tenant shall be fully bound hereby.

TENANT

AMKOR TECHNOLOGY, INC., a Delaware corporation

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 20    , by and between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“Landlord”) and ELLIPSE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

Recitals

A.	Landlord and Tenant are parties to that certain Lease, dated for reference January 13, 2015 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 52,741 square feet at the building located at 101 Enterprise, Aliso Viejo, California.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is .

2.	The actual Termination Date is .

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[Insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the lease.

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		ELLIPSE TECHNOLOGIES, INC.,
a Maryland corporation		a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:	Vice President	Title:

Dated:		Dated:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-2

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

1. Except as otherwise expressly provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades or screens that are visible from the exterior of the Premises and attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. Except as otherwise expressly provided in the Lease, no tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant ten (10) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining, or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. Tenant shall not use space heaters on the Premises.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Except as otherwise expressly provided in the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference cause by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, artwork, tackboards and similar office uses) or in any way deface the Premises. Except as otherwise expressly provided in the Lease, Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriter’s Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building, provided that Landlord shall use reasonable efforts to give Tenant at least sixty (60) days prior notice with respect to a change in the Building’s street address that will prohibit Tenant from receiving mail at its current address.

22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25. Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

26. Tenant Acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Start® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”). To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

27. Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

29. Subject to the terms of the Lease, Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E – FORM OF EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF., a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated January 13, 2015, between RREEF AMERICA REIT II CORP. FFF., a Maryland corporation (“Landlord”) and ELLIPSE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), for the premises located at 101 Enterprise, Aliso Viejo, California.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on                     . The first Monthly Installment of Rent is due on                     .

Landlord and Tenant agree that all terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		ELLIPSE TECHNOLOGIES, INC.,
a Maryland corporation		a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:	Vice President	Title:

Dated:		Dated:

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EXHIBIT F – FORM OF LETTER OF CREDIT

attached to and made a part of the Lease bearing the

Lease Date of January 13, 2015 between

RREEF AMERICA REIT II CORP. FFF., a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:             , 2015

BENEFICIARY:

RREEF AMERICA REIT II CORP. FFF

C/O RREEF REAL ESTATE

535 ANTON BOULEVARD, SUITE 200

COSTA MESA, CALIFORNIA 92626

ATTN: ASSET MANAGER

WITH A COPY TO:

RREEF AMERICA REIT II CORP. FFF

C/O TRANSWESTERN

SUMMIT OFFICE CAMPUS

95 ENTERPRISE, SUITE 380

ALISO VIEJO, CALIFORNIA 92656

ATTN: PROPERTY MANAGER

APPLICANT:

ELLIPSE TECHNOLOGIES, INC.

13900 ALTON PARKWAY SUITE 123

IRVINE, CA 92618

AMOUNT: US$1,500,000.00 (ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 US DOLLARS)

EXPIRATION DATE:             , 2015 [ONE YEAR FROM LC ISSUANCE DATE]

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF          IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENT:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPILED WITH:

(A.)	“THIS DRAW IN THE AMOUNT [INSERT AMOUNT IN FIGURES AND WORDS] UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THAT CERTAIN LEASE DATED FOR REFERENCE , 20 [INSERT LEASE DATE], BETWEEN [INSERT NAME OF LANDLORD], AS LANDLORD AND [INSERT NAME OF TENANT] AS TENANT, AS AMENDED FROM TIME TO TIME.”

OR

(B.)	“BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE DATED [INSERT DATE] BY AND BETWEEN [INSERT NAME OF LANDLORD], AS LANDLORD, AND [INSERT NAME OF TENANT], (THE “LEASE”), AS AMENDED OR MODIFIED FROM TIME TO TIME AND/OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY

OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE AND AMENDED BY US). WITH A COPY SENT IN THE SAME MANNER TO: RREEF PROPERTY MANAGEMENT, 875 NORTH MICHIGAN AVENUE, 41ST FLOOR, CHICAGO, ILLINOIS 60611-1901. ATTENTION: LETTER OF CREDIT CUSTODIAN, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND NOVEMBER 30, 2020 WHICH SHALL BE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES BY THE ISSUING BANK.

AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). APPLICANT SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00). ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

DOCUMENTS MAY BE DELIVERED TO US IN PERSON DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

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EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 .
TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(INSERT NAME OF BENEFICIARY)

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE: INSERT ISSUANCE DATE OF DRAFT.

2.	REF. NO.: INSERT YOUR REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF THE BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE)

4.	US$: INSERT AMOUNT OF DRAWING IN NUMERALS.

5.	USDOLLARS: INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: INSERT SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: INSERT THE ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: INSERT NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: 408-654-6274 OR 408-654-7716 OR 408-654-7127 OR 408-654-3035.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:
	ATTN:	INTERNATIONAL DIVISION, STANDBY LETTERS OF CREDIT

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

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EXHIBIT G – LOCATION OF LIGHT ASSEMBLY AND FABRICATION AREA

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

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EXHIBIT H – LIST OF APPROVED MACHINERY

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

1.	CNC Mill – HAAS VF2 (or equivalent)

2.	CNC Lathe – HAAS ST-20Y (or equivalent)

3.	Manual mill – Ajax DM45-NC (or equivalent)

4.	Manual lathe – Eisen CTL-618DT (or equivalent)

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EXHIBIT I – HAZARDOUS MATERIALS QUESTIONNAIRE

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

1.	Tenant agrees that Tenant and the Tenant Entities shall not handle, use, manufacture, store or dispose of any Hazardous Materials on, under, or about the Premises without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant’s business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises).

2.	Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Exhibit I.

3.	(i) Notwithstanding the provisions of paragraph (1), Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph (3) shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant’s business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

(ii) Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph (1) above, such use, placement, or storage of a Hazardous Material on the Premises.

(iii) Tenant shall not store hazardous wastes on the Premises for more than 90 days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Exhibit I.

(iv) Any increase in the premiums for necessary insurance on the property of which the Premises are a part (the “Property”) which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency with jurisdiction.

4.	If Landlord, in its sole discretions, believes that the Premises or the environment has become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment has become so contaminated. Tenant shall reimburse Landlord for the costs of inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Exhibit I. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

5.

Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord and the Landlord Entities harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys’ fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant or any Tenant Entities on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant’s obligation to pay rent (including additional rent) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

6.	Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, and resulting directly from matters occurring or Hazardous Materials deposited (other than by Landlord or contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

7.	It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee’s or sublessee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee’s or sublessee’s actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

8.	Any of Tenant’s insurance insuring against claims of the type dealt with in this Exhibit I shall be considered primary coverage for claims against the Premises or the Property arising out of or under this Paragraph.

9.	In the event of (i) any transfer of Tenant’s interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property; or (ii) the presence of toxic or Hazardous Materials in or on the Premises, Building, or Property, including but not limited to any reporting or filing requirements imposed by such laws. Tenant’s duty to pay rent and additional rent shall continue until the Landlord hereby permits Tenant to [ ].

LIST OF HAZARDOUS MATERIALS

(Permitted Chemicals)

Landlord hereby permits Tenant to use, handle and store the chemicals listed below, in the quantities indicated, per the Hazardous Materials language contained in the Lease and Exhibit I.

Chemical	Approximate Annual Quantity*
Acetone	50 gal
Cool Tool II	5 gal
Isopropyl Alcohol 70%	200 gal
Krytox	90 fl oz
Mobil Vactra Oil No.2	2 gal
Tap Magic Pro Cutting Fluid	5 gal
Tap Magic Xtra-Thick Formula	5 gal
3M Scotch-Weld Epoxy Adhesive DP-460	40 fl oz
MED-340 Simethicone USP	32 fl oz
Loctite 220 Threadlocker	3 fl oz
Loctite 609 Retaining Compound	1.5 fl oz
Loctite 263 Threadlocker	1.5 fl oz
Flexiclean	5 gal
Hysol MB 50	5 gal
Henkel M-21 HP Epoxy	80 fl oz

*	Quantities based upon % of revenue

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EXHIBIT J – SUITE 100 REQUIRED RESTORATION CONFIGURATION

attached to and made a part of the Lease bearing the

Lease Reference Date of January 15, 2015 between

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and

ELLIPSE TECHNOLOGIES, INC., a Delaware corporation, as Tenant

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